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                                                                   EXHIBIT 10.20


                        AGREEMENT TO SERVE AS A DIRECTOR

          THIS AGREEMENT TO SERVE AS A DIRECTOR ("Agreement") is made as of this 29th day of September 1999 by and between the parties: FRANK RUGANO, an individual residing at 903 Anchorage Road, Tampa, Florida 33602 (hereinafter referred to as "Rugano"), and TELESERVICES INTERNET GROUP INC., a Florida corporation with its principal executive offices at 100 Second Avenue South, Suite 1000, St. Petersburg, FL 33701 (hereinafter referred to as the "Company"). It is mutually agreed by and between the parties as follows:

                                    ARTICLE I
                             APPOINTMENT AND DUTIES

          The Company hereby appoints Rugano to serve as a member of the Board of Directors of the Company (a "Director"), and Rugano hereby accepts such appointment, commencing effective October 1, 1999. While serving in the capacity of a Director, Rugano shall act in a manner consistent with the Articles of Incorporation and the Bylaws of the Company, and the Florida Business Corporation Act.

                                   ARTICLE II
                                 INDEMNIFICATION

     The Company shall provide to Rugano, to the full extent provided for under the Company's Articles of Incorporation, the Company's Bylaws, and the laws of the State of Florida, indemnification for any claim or lawsuit which may be threatened, asserted or commenced against Rugano by reason of the fact that he is or was a director, officer, employee or other agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, or other enterprise or employee benefit plan, provided that indemnification shall not be provided in violation of applicable law. The indemnification to be provided to Rugano shall include coverage of him under officer and director liability insurance policies maintained by the Company.

                                   ARTICLE III
                            COMPENSATION AND EXPENSES

     (A) Contemporaneously with the execution of this Agreement, the Company shall grant Rugano options to acquire 900,000 shares of the Company's common stock at an exercise price per share equal to $.05. The options shall vest (and shall become exercisable at the time they vest), subject to termination of this Agreement, on a quarterly basis on the last day of each quarter. All options shall expire on December 31, 2004. The following terms and conditions apply to the options: (i) both the number of options and the exercise price are subject to appropriate adjustments in the event of any stock split, stock dividend or other change in capital structure affecting the Company's common stock, (ii) the options and the shares of common stock issuable upon exercise of the options are subject to restrictions on transfer, as required by applicable federal and state securities laws; (iii) options which have not vested on or before the date of termination of this Agreement shall terminate on such date, and (iv) notwithstanding the expiration date, all vested options must be exercised within one year after termination of this Agreement. Rugano acknowledges that by serving as a Director, he shall be deemed an "affiliate" and/or a "control person" for purposes of reporting and compliance under the rules and regulations of the Securities and Exchange Commission.


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TSIG/RUGANO AGREEMENT                                                PAGE 1 OF 3
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     (B) Vesting of stock options may be accelerated in the discretion of the
Board of Directors or the Stockholders.

     (C) Stock options in addition to those described above may be granted from time to time in the discretion of the Board of Directors or the Stockholders.

     (D) The Company shall pay to Rugano a fee of $2,500 per month for the term of this Agreement for serving as a Director.

     (E) If requested in writing by the Company, Rugano shall provide consulting services to the Company at the rate of $1,000 per day.

     (F) The Company shall reimburse Rugano on a monthly basis for all reasonable and necessary expenses, upon presentation by Rugano of an itemized account of such expenditures, or, at the discretion of the Company, the Company may advance such expenses to Rugano.

                                   ARTICLE IV
                              TERM AND TERMINATION

     (A) The term of this Agreement shall commence on October 1, 1999 and shall end September 30, 2001, or when terminated pursuant to this Article.

     (B) This Agreement shall terminate immediately in the event that Rugano ceases to be a Director of the Company for any reason whatsoever, voluntary or involuntarily.

     (C) Rugano may voluntarily terminate this Agreement at any time upon written notice to the Company.

     (D) The Company may terminate this Agreement by act of the Board of Directors or by act of the Stockholders of the Company, in a manner consistent with the Articles of Incorporation and the Bylaws of the Company, and the Florida Business Corporation Act.

                                    ARTICLE V
                      COUNTERPARTS AND FACSIMILE SIGNATURES

          This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.


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TSIG/RUGANO AGREEMENT                                                PAGE 2 OF 3
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          IN WITNESS WHEREOF, the parties have executed this Agreement and affixed their hands and seal the day and year first above written.


                                               /s/ Frank Rugano
                                               ---------------------------------
                                                     Frank Rugano


                                               TELESERVICES INTERNET GROUP INC.


                                               By: /s/ Robert P. Gordon
                                                   -----------------------------
                                                     Robert P. Gordon, Chairman



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TSIG/RUGANO AGREEMENT                                                PAGE 3 OF 3